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                                                             EXHIBIT NO. 10.57

          CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE OMISSIONS.

                          TRAINING & LICENSE AGREEMENT

     This License Agreement (hereinafter referred to as the "Agreement"), effective as of the 18th day of December, 2002 (hereinafter referred to as the "Effective Date") is by and between Becton, Dickinson and Company, having a place of business at 7 Loveton Circle, Sparks, Maryland 21152-0999 (hereinafter referred to as "BD"), and Genaissance Pharmaceuticals, Inc. (GNSC), having a place of business at Five Science Park, New Haven, CT 06511 (hereinafter referred to as "GNSC").

                                   WITNESSETH

     WHEREAS, GNSC is interested in researching and developing certain diagnostic technologies by utilizing BD's proprietary BDProbeTec(TM) ET platform and BD's proprietary SDA Technology;

     WHEREAS, BD is interested in entering into an agreement with GNSC to train GNSC in the utilization of BD's proprietary BDProbeTec(TM) ET platform; and to grant GNSC a non-exclusive license to BD's proprietary SDA technology and BD's proprietary Intellectual Property necessary for operation of the BDProbeTec ET.

     NOW, THEREFORE, in consideration of the premises and the mutual promises and covenants herein contained, BD and GNSC agree as follows:

1.   DEFINITIONS

   a) "Licensed Patents" shall mean the U.S. patents and pending U.S. patent applications listed in Appendix A to this Agreement, and any re-issues, divisionals, continuations, re-examinations and foreign counter-parts thereof.

   b) "Licensed Know-How" shall mean BD's know-how related to Licensed Patents, the BDProbeTec(TM) ET, and custom software for the BDProbeTec(TM) ET. Licensed Know-How shall also include, upon written request from GNSC, BD's know-how necessary in the design and development of assays that utilize BDProbeTec(TM) ET. Licensed Know-How shall further include methods to conduct research to design and develop assays for qualitative detection of nucleic acids through SDA Technology and homogeneous nucleic acid detection. Licensed Know-How shall additionally include any and all information and discussions under Section 2.

   c) "Licensed Products" shall mean any device, instrument, service, kit, composition of matter, material, product or component thereof that utilizes Licensed Know-How, or the making, using, selling or importing of which would, in the absence of the license granted hereunder, infringe, contribute to the infringement of, or induce the infringement of any claim to a Licensed Patent. For purposes of this Agreement, the

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       term "Licensed Product" shall include products listed in Appendix C to be added thereto upon initiation of development of each product covered by this Agreement.

   d) "HAP(TM) Marker" shall mean a polymorphism or any ordered combination of two or more polymorphisms present at a locus on a single chromosome [**].

   e) "Predictive HAP(TM) Marker" shall mean a HAP(TM) Marker that is associated with a clinical endpoint [**].

   f) "HAP(TM) Partner(s)" shall mean a Third Party, other than a diagnostic company, with whom GNSC agrees to provide genotype data or genetic testing services tied to a specific product development program.

   g) "BDProbeTec(TM) ET" shall mean the clinical platform for infectious disease testing owned by BD using SDA Technology and real time detection means.

   h) "Strand Displacement Amplification Technology" or "SDA Technology" shall mean an isothermal method of amplifying DNA using a restriction enzyme with the capability to nick a recognition site and a polymerase to initiate synthesis of a new strand of DNA and displace a strand of DNA that has annealed to the target and which is described in further detail in the patents set forth in Appendix A.

   i) "Instrument" shall mean the BDProbeTec(TM) ET installed in GNSC's HAP(TM) Typing facility in New Haven, CT.

   j) "Net Sales" shall mean a Licensed Product which is sold, leased, put into use or otherwise placed in commerce by GNSC. No deduction shall be made for taxes, duties, levies and similar charges (and any related interest and penalties), however designated, imposed as a result of the existence or operation of this Agreement.

   k) "Intellectual Property" shall mean any new patentable and unpatentable inventions, discoveries, improvements, biological materials, software, know-how, copyrightable material and any equivalents thereof.

   l) "Confidential Information" shall mean any information which is deemed to be proprietary and confidential to the Party which owns that information.

   m) "Quarter" shall mean any period of three consecutive calendar months beginning January 1, April 1, July 1, and October 1, occurring during the term of this Agreement.

   n)  "Party" shall mean BD or GNSC.

   o)  "Third Party" shall mean any party other than BD or GNSC.

   p) "Test" shall mean one or more HAP(TM) Marker(s) that collectively give a phenotypic result.

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2.   TRAINING OF GNSC

   a) Within six (6) weeks of the Effective Date of this Agreement, BD shall provide a training program to GNSC personnel for utilization of the BDProbeTec(TM) ET and the Licensed Know-How and technology relating to the Licensed Patents. The training shall involve direct contact between BD and GNSC scientists to discuss the Licensed Know-How and technology relating to the Licensed Patents. The BD and GNSC personnel shall discuss, generally, methods of assay discovery and development. However, the training shall not suggest specific areas of research. The training plan is set forth in Appendix B.

   b)  GNSC hereby acknowledges and agrees that:

     i)   BD is a manufacturer of in-vitro diagnostic (IVD) devices and assays,

     ii) BD is strictly prohibited from collaborating or participating in the design and development of tests except in compliance with the requirements of the Food and Drug Administration, and

     iii) none of the assays discussed during the training may be used for diagnostic purposes unless such assays are submitted to the FDA for clearance or are otherwise in compliance with FDA requirements.

   c) Following the training under this Section 2, GNSC shall have full responsibility for its activities under this Agreement without any further training assistance from BD.

3.   TESTING OF BDPROBETEC(TM) ET BY GNSC

   a) Within [**] of the Effective Date of this Agreement, BD shall install the Instrument at GNSC's facility in New Haven, CT, [**]. This installation shall include field service of the Instrument. The Instrument shall remain the property of BD. An additional Instrument may also be installed, [**] upon mutual written agreement between BD and GNSC.

   b) Upon written request by GNSC, BD shall provide information on existing software code and communication code to aid GNSC in their development of external applications for processing and analysis of data from BDProbeTec(TM) ET. Such information shall be treated as Confidential Information as set forth in Section 9.

   c) GNSC shall test the ability of the BDProbeTec(TM) ET to meet certain performance requirements as defined by GNSC.

   d) Within [**] of installation of the BDProbeTec(TM) ET, GNSC shall provide BD with a written report detailing the test resultS, as well as any suggestions for improving the operation or performance of the BDProbeTec(TM) ET.

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   e)  If the test results meet GNSC's performance requirements, GNSC shall adopt the BDProbeTec(TM) ET as a platform for the purpose of internal research and development of assays and for commercialization consistent with Section 4 of this Agreement.

   f) If GNSC's test results do not meet its performance requirements, then [**], shall either (i) [**] and GNSC shall repeat the test described in this paragraph 3, or (ii) remove the Instrument from GNSC. If BD chooses to remove Instrument, this Agreement shall terminate and GNSC may seek other alternative technologies of its own choosing at its own cost and GNSC shall return all reagents to BD.

   g) BD shall provide, [**] to GNSC, reagents and supplies that are sold by BD for GNSC's use with the BDProbeTec(TM) ET, [**] fOr GNSC to develop, design, optimize and validate assays for internal research and development purposes of GNSC or HAP(TM) Partners, [**]. GNSC shall provide or obtain all other needed reagents and supplies [**].

   h) BD shall also install at GNSC's facility in New Haven, CT updates to the Instrument and associated software within [**] after they become commercially available during the Term, [**].

4.   LICENSE GRANT

   a) BD hereby grants to GNSC a non-exclusive, fully paid-up, non-transferable license, without the right to sublicense, to Licensed Patents and Licensed Know-How to use the Instrument solely for the internal research and development activities stated in Sections 2 and 3 above. This license is limited to the territory of the United States of America. The fields of [**] from this license.

   b) BD hereby grants to GNSC a world-wide, non-exclusive, royalty-bearing, non-transferable license, without the right to sublicense, to make, use, sell, offer for sale and import Licensed Products for genotyping HAP(TM) Markers in all fields [**]. Excluded from this grant is the right to make, sell, offer for sale or import the BD ProbeTec(TM) ET.

   c) GNSC shall restrict the knowledge and use of the the Licensed Know-How granted under this Section 4 to only GNSC employees who are on a need-to-know basis and such GNSC employees shall maintain the confidentiality of the Licensed Know-How pursuant to Section 9.

5.   INTELLECTUAL PROPERTY

   a)  BD shall own:

     i)   all BD Intellectual Property created before the Effective Date, and

     ii) all Intellectual Property created pursuant to activities under this Agreement that relates to Licensed Patents, Licensed Know-How, SDA Technology or BD ProbeTec(TM) ET .

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   b)  GNSC shall own:

     i)   all GNSC Intellectual Property created before the Effective Date, and

     ii) all Intellectual Property created pursuant to activities under this Agreement that relates to HAP(TM) Markers and Predictive HAP(TM) Markers including assays, subject to the terms of GNSC's agreements with its HAP(TM) Partners.

   c) Any Intellectual Property created under Sections 5.a.ii or 5.b.ii shall be treated as Confidential Information by the non-owning party as set forth in Section 9. Each party shall promptly give notice under Section 14 to the other party of any Intellectual Property subject to Sections 5.a.ii or 5.b.ii.

6.   ROYALTIES

   a) In consideration of the license granted hereunder, GNSC shall pay BD a royalty rate of [**] ([**]%) percent on Net Sales of Licensed Products on or subsequent to the Effective Date, [**].

7.   REPORTS AND PAYMENTS

   a) GNSC shall submit to BD within [**] days after the end of each Quarter during the term of this Agreement, and upon the termination of this Agreement, separate written reports for the preceding three month period identifying Net Sales of Licensed Products, and the amount of royalty due BD together with payment of such royalty amount or any other payments. If no royalties or payments are due to BD for any reporting period, the report shall so state.

   b) All royalties or other payments due hereunder shall be payable in US dollars. Any conversion to US dollars shall be converted monthly at the prevailing rate as quoted in the Wall Street Journal for the last day of each month.

   c) GNSC shall keep full, clear and accurate records showing all sales of Licensed Products and all Net Sales of Licensed Products. GNSC shall retain such records for at least seven (7) years from the date Net Sales occurred. BD shall have the right, through independent certified public accountants acceptable to GNSC, to make an examination, during normal business hours, of all records and accounts bearing upon the amount of royalty payable to BD hereunder. In the event such examination shows any underreporting or underpayment by GNSC in excess of [**] ([**]%) for any reporting period, then GNSC shall pay the cost of such examination, the amount of any underpaid royalty as well as late payment charges.

   d) Late payments hereunder shall be subject to a late payment charge calculated at an annual rate of [**] percent ([**]%) over the prime rate as quoted in the Wall Street Journal on the day payment was due. If the amount of such charge exceeds the maximum permitted by law, such charge shall be reduced to such maximum.

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8.   CONFIDENTIALITY

   a) Each party, using the same degree of care used by it to protect its own Confidential Information of like character, shall, during the term of this Agreement and for a period of five (5) years thereafter, keep confidential and not use or disclose, except for the purposes of this Agreement, any information relating to the subject matter of this Agreement marked conspicuously as "CONFIDENTIAL" at the time of receipt from the provider or, if transmitted orally or visually by the provider, reduced to writing, marked confidential and provided to recipient within thirty (30) days of said oral or visual transfer.

   b) The foregoing obligations of confidentiality shall not apply to any information which:

     i) Was in the recipients possession prior to acquisition from the provider; or

     ii) Subsequent to receipt by the recipient, is independently developed by an employee or agent of recipient who did not have access to such information; or

     iii) Is lawfully obtained after the date of this Agreement by the recipient from a source other than the provider; or

     iv) Is generally available to the public or which becomes generally lawfully available to the public through sources other than the recipient; or

     v)   Is approved for release by written authorization of the provider.

   c) The terms, but not the existence, of this Agreement shall be treated as Confidential Information by the parties, and neither party shall disclose the terms or conditions of this Agreement to any third party without the prior written permission of the other party. Each party, however, shall have the right to make disclosures to the extent required by an order of court, regulation of another governmental body, or otherwise by law or by a stock exchange, provided that the party shall promptly provide written notice to the non-disclosing party of the intended disclosure and of the court order or regulation prior to such disclosure and that the party takes all reasonable steps to minimize such disclosure by, for example, obtaining a protective order and/or appropriate confidentiality provisions requiring that such information to be disclosed be used only for the purpose for which such law, order, regulation or requirement was issued. Additionally, each party may disclose this Agreement or its contents to the extent reasonably necessary, under a suitable confidentiality agreement, to its accountants, attorneys and financial advisors.

9.   TRANSFERABILITY OF RIGHTS AND OBLIGATIONS

   a) This Agreement and the license granted under it may not be assigned, transferred or sold by GNSC.

   b)  BD may freely assign this Agreement in whole or in any part.

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10.  DURATION AND TERMINATION

   a) The term of this Agreement shall be for two years from the Effective Date, unless events occur as set forth in Section 3(f)(ii). This Agreement shall automatically renew on an annual basis provided that GNSC has Net Sales and has paid to BD royalties due on Net Sales in the preceding year.

   b) BD may terminate this Agreement in the event of a material breach of an obligation under this Agreement and GNSC's failure to remedy such breach fourteen (14) days after having received notice of such breach.

   c) In the event that GNSC shall be adjudicated bankrupt, go into liquidation, receivership or trusteeship, make an assignment for the benefit of its creditors or enter into any similar proceeding of the same nature, then BD shall have the right without liability therefore to terminate this Agreement forthwith by notice in writing to GNSC. Nothing herein shall limit any other remedies to which BD may be entitled to under law or equity.

11.  DISCLAIMER AND HOLD HARMLESS

   a) GNSC agrees to hold BD harmless against judgments, fees, expenses, or other costs arising from or incidental to any liability or lawsuit brought as a consequence of GNSC's activities under this Agreement, whether or not GNSC or any one or more of the employees or agents of GNSC is named as a party defendant in any such lawsuit.

   b) GNSC expressly indemnifies and holds BD, its affiliates, successors and assigns and its officers, directors and employees harmless from and against any and all claims, liabilities, damages, costs, expenses, and/or actions of any kind whatsoever which arise from or are connected with GNSC's activities under this Agreement.

   c) BD makes no representations or warranties of any kind as to the merchantability, non-infringement, suitability or safety of Instrument, SDA Technology, Licensed Patents, Licensed Know-How or the training provided under this Agreement. GNSC shall conduct its own analyses and train its own personnel. BD does not confer any right by implication, estoppel or otherwise, other than the licenses and rights expressly granted herein.

12.  NOTICES

   a) Any notice or other communication required or permitted by this AGREEMENT shall be deemed to have been validly delivered on the date mailed if the same shall be mailed by registered or certified mail, postage prepaid, return receipt requested, or faxed with confirmation, addressed as follows:

     i)   To BD:

       Becton, Dickinson and Company
       7 Loveton Circle

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       Sparks, MD 21152-0999
       Attention: Vice President, Business Development
       Fax No.: (410) 316-4509

       With copy to:

       Becton, Dickinson and Company
       1 Becton Drive, MC089
       Franklin Lakes, NJ  07417-1880
       Attention: Vice President and Chief Intellectual Property Counsel Fax No.: (201) 848-9228

    ii)   To GNSC:

       Attention:

13.  GOVERNING LAW

   a) This Agreement shall be construed, interpreted and applied in accordance with and governed by the laws of the state of New Jersey, United States of America and the parties hereby submit to the jurisdiction of the courts of that state.

14.  SEVERABILITY

   a) Should any part or provision of this Agreement be held unenforceable or in conflict with the law of any jurisdiction, the validity of the remaining part or provisions shall not be affected by such holdings.

15.  INFRINGEMENT

   a) GNSC shall promptly notify BD in writing if GNSC becomes aware of any infringement or suspected infringement of any Licensed Patent.

16.  MEDIATION OF DISPUTES

   a) Either party may give the other party written notice of any dispute hereunder not resolved in the normal course of business. If the matter has not been resolved within sixty (60) days following such notice, or if the parties fail to discuss or meet within twenty-one (21) days following such notice, either party may, but shall not be obligated to, initiate mediation of the controversy or claim under the then current Center for Public Resources Procedure for Mediation of Business Disputes. Once mediation is initiated by one party, the other party agrees to participate in and conduct the mediation procedures in good faith.

       If a negotiator intends to be accompanied at a telephone conference or a meeting by an attorney, the negotiator for the other party shall be given at least three (3) days notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this Section are confidential and shall be treated as compromise and settlement

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       negotiations for the purposes of the Federal Rule of Evidence and any state rules of evidence.

17.  MISCELLANEOUS

   a) Nothing herein contained shall be construed to place the parties in the relationship of partners or joint venturers or principal and agent or create any entity or association, and neither party shall have the power to obligate or bind the other in any manner whatsoever.

   b) Neither party shall use the name of the other or any adaptation thereof in any advertising, promotion, sales literature or packaging in a manner which would constitute an expressed or implied endorsement for any commercial product without prior express written consent.

   c) Nothing herein contained, whether express or implied, shall be construed to grant to GNSC any license or rights in any other of BD's Intellectual Property.

   d) Neither GNSC nor BD shall be responsible for and the terms of this Agreement shall be inapplicable to any default or delays which are due to cause beyond GNSC'S or BD's control, including but without limitation acts of God or of the public enemy, acts or any order of a government, fires, floods, or other natural disasters, embargoes, accidents, explosions, strikes, or other labor disturbances (regardless of the reasonableness of the demands of labor), shortages of fuel, power or raw materials, inability to obtain or delays of transportation facilities, incidents of war, or other events causing the inability of GNSC or BD, acting in good faith with due diligence, to perform its obligations under this Agreement.

   e) This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof, and no modification of this Agreement shall be effective unless it is in writing and is signed by a duly authorized representative of each party. There are no understandings, representations or warranties except as herein expressly set forth.

   f) The failure or delay of a party hereto to enforce any of its rights under this Agreement shall not be deemed to be a continuing waiver or a modification by such party of any of its rights under this Agreement, and a party may, within the time provided by the applicable law, commence appropriate legal proceedings to enforce any or all of its rights under this Agreement. Any failure to enforce or delay in enforcement shall not constitute a defense.

   g) Neither party shall originate any publicity, news release or public announcement, written or oral, whether to the public, press or otherwise, relating to this Agreement, to any amendment hereto or performance hereunder, without approval of the other party which approval shall not be unreasonably withheld, save only such announcement as in the advice of counsel to the party making such announcement is required by law to be made. In the event GNSC is required by law to disclose this Agreement, GNSC shall notify BD in writing within thirty (30) days before making such disclosure and GNSC

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       shall make every reasonable effort to only disclose a redacted version of the Agreement that is approved in writing by BD.

   h) BD and GNSC agree to negotiate in good faith to enter into a supply and manufacturing arrangement in which BD would provide to GNSC any general purpose reagents and analyte specific reagents for the BDProbeTec(TM) ET, and in which BD would provide primers, probes and other reagents for assay development, as designed and specified by GNSC.

   i) If GNSC moves forward with a development project for development of a test kit which is a Licensed Product, for which FDA clearance or approval is required, GNSC agrees to extend to BD the option of working with GNSC on that development project. BD must indicate its acceptance of this option in writing to GNSC.

   j) GNSC and BD agree to abide by any and all rules, regulations or laws relating to its activities under this Agreement, including, for example, the Clinical Laboratory Improvement Amendments of 1988 and the laws administered by FDA with regard to the sale of medical devices.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed in duplicate originals as of the date first hereinabove written.

Becton, Dickinson and Company                Genaissance Pharmaceuticals, Inc.

By:    /s/ L. E. Warfell                     By:   /s/ K. Nandabalan
    --------------------------------             ------------------------------

Name: Larry E. Warfel                        Name: Krishnan Nandabalan
     -------------------------------              -----------------------------

Title: VP, Business Development              Title: VP, Business Development
      ------------------------------               ----------------------------

Date: 12/18/02                               Date: 12/20/02
     -------------------------------              -----------------------------

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                          APPENDIX A: LICENSED PATENTS

   1.  US Patent No. 5,270,184, entitled "Nucleic Acid Target Generation"

   2. US Patent No. 5,422,252, entitled "Simultaneous Amplification of Multiple Targets"

   3.  US Patent No. 5,455,166, entitled "Strand Displacement Amplification"

   4. US Patent No. 5,536,649, entitled "Decontamination of Nucleic Acid Amplification Reactions"

   5. US Patent No. 5,547,861, entitled "Detection of nucleic acid amplification"

   6. US Patent No. 5,648,211, entitled "Strand Displacement Amplifcation Using Thermophilic Enzymes"

   7. US Patent No. 5,624,825, entitled "Simultaneous Amplification of Multiple Targets"

   8. US Patent No. 5,691,145, entitled "Detection of nucleic acids using G-quartets"

   9.  US Patent No. 5,712,124, entitled "Strand Displacement Amplification"

   10. US Patent No. 5,736,365 entitled "Multiplex nucleic acid amplification"

   11. US Patent No. 5,744,311 entitled "Strand displacement amplification using thermophilic enzymes"

   12. US Patent No. 5,840,487, entitled "Internal controls for isothermal nucleic acid amplification reactions"

   13. US Patent No. 5,863,736, entitled "Method, apparatus and computer program products for determining quantities of nucleic acid sequences in samples"

   14. US Patent No. 5,888,739, entitled "Detection of nucleic acids using G-quartets and I-tetraplexes"

   15. US Patent No. 5,916,779, entitled "Strand displacement amplification of RNA targets"

   16. US Patent No. 5,919,630, entitled "Detection of nucleic acids by fluorescence quenching"

   17. US Patent No. 5,928,869, entitled "Detection of nucleic acids by fluorescence quenching"

   18. US Patent No. 5,935,791, entitled "Detection of nucleic acids by fluorescence quenching"

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   19. US Patent No. 5,958,700, entitled "Detection of nucleic acids by fluorescence quenching"

   20. US Patent No. 6,043,880, entitled "Automated optical reader for nucleic acid assays"

   21. US Patent No. 6,054,279, entitled "Detection of nucleic acids by fluorescence quenching"

   22. US Patent No. 6,066,458, entitled "Methods, apparatus and computer program products for determining quantities of nucleic acid sequences in samples using standard curves and amplification ratio estimates"

   23. US Patent No. 6,132,684, entitled "Sample tube holder"

   24. US Patent No. 6,216,049, entitled "Computerized method and apparatus for analyzing nucleic acid assay readings"

   25. US Patent No. 6,258,546, entitled "Detection of nucleic acid amplification"

   26. US Patent No. 6,261,784, entitled "Detection of nucleic acids by strand displacement"

   27. US Patent No. 6,316,200, entitled "Probes and methods for detection of nucleic acids"

   28. US Patent No. 6,379,888, entitled "Universal probes and methods for detection of nucleic acids"

   29. US Patent Application Serial Number [**]

   30. US Patent Application Serial Number [**]

   31. US Patent Application Serial Number [**]

   32. US Patent Application Serial Number [**]

   33. US Patent Application Serial Number [**]

   34. US Patent Application Serial Number [**]

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                                   APPENDIX B

    PROPOSED BDX TRAINING PROGRAM FOR GNSC PERSONNEL AND PRODUCT INFORMATION

A. Routine training for new BDProbeTec(TM)ET system users through Technical ServiceS

             ** CONFIDENTIAL MATERIALS OMITTED AND FILED SEPARATELY
                  WITH THE SECURITIES AND EXCHANGE COMMISSION**

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                              APPPENDIX C: PRODUCTS

                                  [To Be Added]